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                                                                     Exhibit 4.3



                                       FIRST SUPPLEMENTAL INDENTURE (this
                                       "Supplemental Indenture"), dated as of
                                       July 16, 2001, among PLIANT CORPORATION
                                       (f/k/a Huntsman Packaging Corporation), a
                                       Utah corporation (the "Company"),
                                       UNIPLAST HOLDINGS, INC., a Delaware
                                       corporation ("UHI"), UNIPLAST U.S., INC., a Delaware corporation ("UUS"), TUREX, INC., a Rhode Island corporation ("Turex"), PIERSON INDUSTRIES, INC., a Massachusetts corporation ("PII"),
                                       UNIPLAST MIDWEST, INC., an Indiana
                                       corporation ("UMI" and, together with
                                       UHI, UUS, Turex, and PII, the "New
                                       Guarantors"), PLIANT CORPORATION
                                       INTERNATIONAL, a Utah corporation
                                       ("PCI"), PLIANT FILM PRODUCTS OF MEXICO,
                                       INC., a Utah corporation ("PFP"), PLIANT
                                       SOLUTIONS CORPORATION, a Utah corporation
                                       ("PSC"), PLIANT CORPORATION GEORGIA,
                                       INC., a Georgia corporation ("PCG"),
                                       PLIANT PACKAGING OF CANADA, LLC, a Utah
                                       limited liability company ("PPC" and,
                                       together with PCI, PFP, PSC, and PCG, the "Existing Guarantors"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee under the indenture referred to below (the "Trustee").


                                   WITNESSETH:

         WHEREAS the Company and the Existing Guarantors have heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of May 31, 2000, providing for the issuance of an aggregate principal amount of up to $220,000,000 of 13% Senior Subordinated Notes due 2010 (the "Securities");

         WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all the Company's obligations under the Securities pursuant to a Note Guarantee on the terms and conditions set forth herein; and

         WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

         1. Agreement to Guarantee. Each of the New Guarantors hereby agrees, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth in Articles 11



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and 12 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.

         2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

         3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         4. Trustee Makes No Representation. The recitals contained herein shall be taken as the statements of the Company, the New Guarantors and the Existing Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. Effects of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

                                    * * * * *


                                       2
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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.



                         UNIPLAST HOLDINGS, INC.


                         By    /s/ Richard P. Durham
                           -----------------------------------------------------
                            Name: Richard P. Durham
                            Title:   Chairman and Chief Executive Officer


                         UNIPLAST U.S., INC.


                         By    /s/ Richard P. Durham
                           -----------------------------------------------------
                            Name: Richard P. Durham
                            Title:   Chairman and Chief Executive Officer


                         TUREX, INC.


                         By    /s/ Richard P. Durham
                           -----------------------------------------------------
                            Name: Richard P. Durham
                            Title:   Chairman and Chief Executive Officer


                         PIERSON INDUSTRIES, INC.


                         By    /s/ Richard P. Durham
                           -----------------------------------------------------
                            Name: Richard P. Durham
                            Title:   Chairman and Chief Executive Officer


                         UNIPLAST MIDWEST, INC.


                         By    /s/ Richard P. Durham
                           -----------------------------------------------------
                            Name: Richard P. Durham
                            Title:   Chairman and Chief Executive Officer




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                         PLIANT CORPORATION


                         By    /s/ Richard P. Durham
                           -----------------------------------------------------
                            Name: Richard P. Durham
                            Title:   Chairman and Chief Executive Officer


                         PLIANT CORPORATION INTERNATIONAL


                         By    /s/ Richard P. Durham
                           -----------------------------------------------------
                            Name: Richard P. Durham
                            Title:   President and Chief Executive Officer


                         PLIANT FILM PRODUCTS OF MEXICO, INC.


                         By    /s/ Richard P. Durham
                           -----------------------------------------------------
                            Name: Richard P. Durham
                            Title:   President and Chief Executive Officer


                         PLIANT SOLUTIONS CORPORATION


                         By    /s/ Richard P. Durham
                            ----------------------------------------------------
                            Name: Richard P. Durham
                            Title:   President


                         PLIANT CORPORATION GEORGIA, INC.


                         By    /s/ Richard P. Durham
                            ----------------------------------------------------
                            Name: Richard P. Durham
                            Title:   President


                         PLIANT PACKAGING OF CANADA, LLC


                         By    /s/ Richard P. Durham
                           -----------------------------------------------------
                            Name: Richard P. Durham
                            Title:   President


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                         THE BANK OF NEW YORK, as Trustee


                         By    /s/ Michael Pitfick
                           -----------------------------------------------------
                            Name: Michael Pitfick
                            Title:   Assistant Treasurer